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                       CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports on Dock Truck Express Inc., dated August 29, 1996, Pronto Delivery Service, Inc., dated August 15, 1996, and RUSHTRUCKING, Inc., dated August 22, 1996 on the audited financial statements included in this Form 8-K, into the previously filed registration statements of Corporate Express, Inc. on Form S-8 (File No. 33-86574) and on Form S-4 (File No. 333-07909).


                                                        /s/  Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP

September 19, 1996
Houston, Texas